CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 174 to the registration statement on Form N-1A (File No. 333-00515) (“Registration Statement”) of our report dated August 13, 2013, relating to the financial statements and financial highlights of Putnam Small-Cap Growth Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 174 to the registration statement on Form N-1A (File No. 333-00515) (“Registration Statement”) of our report dated August 13, 2013, relating to the financial statements and financial highlights of Putnam International Value Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial highlights" and "Auditor and Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 24, 2013